Exhibit 99.1

Guidewire Announces Second Quarter Fiscal Year 2025 Financial Results

SAN MATEO, Calif., March 6, 2025 - Guidewire (NYSE: GWRE) today announced its financial results for the fiscal quarter ended January 31, 2025.

“We delivered another excellent quarter driven by 12 cloud deals, with the majority at larger insurers who demand a platform that can handle their complexity and scale,” said Mike Rosenbaum, chief executive officer, Guidewire. “Now, more than ever, we're reminded of the essential role insurers play in helping communities rebuild and recover, and we're proud to partner with these vital institutions and empower their ability to deliver when it matters most.”

“ARR, revenue and profitability finished above the high end of our outlook ranges in the second quarter,” said Jeff Cooper, chief financial officer, Guidewire. “This outperformance, combined with visibility into ARR from ramps in the second half of the year and a healthy pipeline, gives us the confidence to raise our full-year 2025 outlook.”

Second Quarter Fiscal Year 2025 Financial Highlights

Revenue
•Total revenue for the second quarter of fiscal year 2025 was $289.5 million, an increase of 20% from the same quarter in fiscal year 2024. Subscription and support revenue was $177.8 million, an increase of 35%; license revenue was $63.7 million, a decrease of 10%; and services revenue was $47.9 million, an increase of 26%, each as compared to the same quarter in fiscal year 2024.
•As of January 31, 2025, annual recurring revenue, or ARR, was $918.1 million, compared to $864.0 million as of July 31, 2024. ARR results for interim quarterly periods in fiscal year 2025 are based on actual currency rates at the end of fiscal year 2024, held constant throughout the year.

Profitability
•GAAP income from operations was $11.7 million for the second quarter of fiscal year 2025, compared with GAAP loss from operations of $12.4 million for the same quarter in fiscal year 2024.
•Non-GAAP income from operations was $53.9 million for the second quarter of fiscal year 2025, compared with $25.7 million for the same quarter in fiscal year 2024.
•GAAP net loss was $37.3 million for the second quarter of fiscal year 2025, compared with GAAP net income of $9.7 million for the same quarter in fiscal year 2024. GAAP net loss per share was $0.45, based on diluted weighted average shares outstanding of 83.7 million, compared to GAAP net income per share of $0.12 for the same quarter in fiscal year 2024, based on diluted weighted average shares outstanding of 83.3 million.
•Non-GAAP net income was $43.9 million for the second quarter of fiscal year 2025, compared with non-GAAP net income of $39.1 million for the same quarter in fiscal year 2024. Non-GAAP net income per share was $0.51, based on diluted weighted average shares outstanding of 86.2 million, compared to non-GAAP net income per share of $0.46 for the same quarter in fiscal year 2024, based on diluted weighted average shares outstanding of 86.8 million.

Liquidity and Capital Resources
•Guidewire had $1,412.4 million in cash, cash equivalents, and investments at January 31, 2025, compared to $1,129.5 million at July 31, 2024. The increase was primarily due to net proceeds of $412.7 million related to the new issuance of convertible notes in October 2024 after the purchase of capped calls and the retirement of a portion of the convertible notes due in March 2025.
•In December 2024, $100.0 million aggregate principal amount of the convertible notes due in March 2025 was retired for approximately $153.5 million in cash consideration. In connection with this transaction, we recognized $53.3 million of retirement of debt expense in other income (expense), net on the condensed consolidated statement of operations.

Business Outlook
Guidewire is issuing the following outlook for the third quarter of fiscal year 2025 based on current expectations:
•Ending ARR between $942 million and $947 million
•Total revenue between $283 million and $289 million
•Operating income (loss) between $(4) million and $2 million
•Non-GAAP operating income between $36 million and $42 million

Guidewire is issuing the following updated outlook for fiscal year 2025 based on current expectations:
•Ending ARR between $1,000 million and $1,010 million
•Total revenue between $1,164 million and $1,174 million
•Operating income between $10 million and $20 million
•Non-GAAP operating income between $175 million and $185 million
•Operating cash flow between $230 million and $260 million

Conference Call Information

What:	Guidewire Second Quarter Fiscal Year 2025 Financial Results Conference Call
When:	Thursday, March 6, 2025
Time:	2:00 p.m. PT (5:00 p.m. ET)
Dial-In:	(669) 444-9171
Meeting ID:	932 2061 2395
Password:	889429
Webcast:	http://ir.guidewire.com/ (live and replay)

The webcast will be archived on Guidewire’s website (www.guidewire.com) for a period of three months.

Non-GAAP Financial Measures and Other Metrics
This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP tax provision (benefit), non-GAAP net income (loss) per share, and free cash flow. Non-GAAP gross profit and non-GAAP income (loss) from operations exclude stock-based compensation, amortization of intangibles, and acquisition consideration holdback. Non-GAAP net income (loss) and non-GAAP tax provision (benefit) also exclude the amortization of debt issuance costs from our convertible senior notes, changes in fair value of strategic investments, gain (loss) on sale of strategic investments, retirement of debt, and related tax effects of the non-GAAP adjustments. Additionally, non-GAAP net income (loss) per share includes shares from the conversion premium related to our convertible debt and excludes the tax-effected interest expense on convertible debt using the if-converted method, as appropriate. Free cash flow consists of net cash flow provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized software development costs. These non-GAAP measures enable us to analyze our financial performance without the effects of certain non-cash items such as amortization and stock-based compensation.

Annual recurring revenue (“ARR”) is used to quantify the annualized recurring value outlined in active customer contracts at the end of a reporting period. ARR includes the annualized recurring value of term licenses, subscription agreements, support contracts, and hosting agreements based on customer contractual terms and invoicing activities for the current reporting period, which may not be the same as the timing and amount of revenue recognized. ARR reflects all fee changes due to contract renewals, non-renewals, expansion, cancellations, attrition, or renegotiations at a higher or lower fee arrangement that are effective as of the ARR reporting date. All components of the licensing and other arrangements that are not expected to recur (primarily perpetual licenses and professional services) are excluded from our ARR calculations. In some arrangements with multiple performance obligations, a portion of recurring license and support or subscription contract value is allocated to services revenue for revenue recognition purposes, but does not get allocated for purposes of calculating ARR. This revenue allocation generally only impacts the initial term of the contract. This means that if we increase arrangements with multiple performance obligations that include services at discounted rates, more of the total contract value would be recognized as services revenue, but our reported ARR amount would not be impacted. During the six months ended January 31, 2025, the recurring license and support or subscription contract value recognized as services revenue was $4.6 million.
Guidewire believes that these non-GAAP financial measures and other metrics provide useful information to management and investors regarding certain financial and business trends relating to Guidewire’s financial condition and results of operations. Guidewire’s management uses these non-GAAP measures and other metrics to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. Guidewire believes that the use of these non-GAAP financial measures and other metrics provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing Guidewire’s financial measures with other software companies, many of which present similar non-GAAP financial measures and other metrics to investors.
Guidewire’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Guidewire’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Guidewire urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including the financial tables at the end of this press release, and not to rely on any single financial measure to evaluate Guidewire’s business.

About Guidewire
Guidewire is the platform P&C insurers trust to engage, innovate, and grow efficiently. More than 570 insurers in 42 countries, from new ventures to the largest and most complex in the world, rely on Guidewire products. With core systems leveraging data and analytics, digital, and artificial intelligence, Guidewire defines cloud platform excellence for P&C insurers.

We are proud of our unparalleled implementation record, with 1,700+ successful projects supported by the industry’s largest R&D team and SI partner ecosystem. Our marketplace represents the largest solution partner community in P&C, where customers can access hundreds of applications to accelerate integration, localization, and innovation.

Guidewire uses its Investor Relations website (ir.guidewire.com), X (formerly known as Twitter) feed (@Guidewire_PandC), and LinkedIn page (www.linkedin.com/company/guidewire-software) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to Guidewire’s press releases, filings with the Securities and Exchange Commission, public conference calls, and webcasts.

NOTE: For information about Guidewire’s trademarks, visit www.guidewire.com/legal-notices.

Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and targets, and our future business momentum relating to our market leadership, cloud deals, and financial performance expectations. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire’s control. Guidewire’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Guidewire’s most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission (the “SEC”) as well as other documents that may be filed by Guidewire from time to time with the SEC. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: quarterly and annual operating results may fluctuate more than expected; seasonal and other variations related to our customer agreements and related revenue recognition may cause significant fluctuations in our results of operations, ARR, and cash flows; our reliance on sales to and renewals from a relatively small number of large customers for a substantial portion of our revenue and ARR; our making long-term pricing commitments in our customer contracts based on available information and estimates about our future costs that may change; our ability to successfully manage our business model, including achieving market acceptance of our cloud-based services and products and the costs related to cloud operations, cybersecurity, product development, and services; the timing, success, and number of professional services engagements and the billing rates and utilization of our professional services employees and contractors; the impact of global events (including, without limitation, ongoing global conflicts, inflation, high interest rates, economic volatility, political uncertainties, bank failures and associated financial instability, and supply chain issues) on our employees, our business, and the businesses of our customers, system integrator (“SI”) partners, and vendors; data security breaches of our cloud-based services and products or unauthorized access to our employees’ or our customers’ data; our competitive environment and changes thereto; issues in the development and use of AI and machine learning, combined with an uncertain regulatory environment; use of AI by our workforce may present risks to our business; errors or failures in our products or services, as well as service interruptions or failure of the third-party service providers we rely on; our services revenue produces lower gross margins than our license, subscription and support revenue; our product development and sales cycles are lengthy and may be affected by factors outside of our control; the impact of new regulations and laws (including, without limitation, security, privacy, AI and machine learning, tax regulations and laws, and accounting standards); assertions by third parties that we violate their intellectual property rights; weakened global economic conditions may adversely affect the P&C insurance industry, including the rate of information technology spending; our ability to sell our services and products is highly dependent on the quality of our professional services and SI partners; the risk of losing key employees; the challenges of international operations, including changes in foreign exchange rates; and other risks and uncertainties. Past performance is not indicative of future results. The forward-looking statements included in this press release represent Guidewire’s views as of the date of this press release. Guidewire anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Guidewire’s views as of any date subsequent to the date of this press release.

Investor Contact:
Alex Hughes
Guidewire
(650) 356-4921
ir@guidewire.com

Media Contact:
Melissa Cobb
Guidewire
(650) 464-1177
mcobb@guidewire.com

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	January 31, 2025	July 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$697,488	$547,992
Short-term investments	471,473	455,576
Accounts receivable, net	123,001	137,339
Unbilled accounts receivable, net	114,481	87,031
Prepaid expenses and other current assets	71,683	67,596
Total current assets	1,478,126	1,295,534
Long-term investments	243,473	125,885
Unbilled accounts receivable, net	801	4,157
Property and equipment, net	54,079	55,409
Operating lease assets	43,142	43,750
Intangible assets, net	6,360	9,005
Goodwill	372,214	372,214
Deferred tax assets, net	281,034	253,085
Other assets	63,560	67,255
TOTAL ASSETS	$2,542,789	$2,226,294
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$24,921	$15,209
Accrued employee compensation	60,601	109,084
Deferred revenue, net	264,852	281,855
Convertible senior notes, net	178,966	398,903
Other current liabilities	29,341	32,584
Total current liabilities	558,681	837,635
Lease liabilities	33,983	34,721
Convertible senior notes, net	672,828	—
Deferred revenue, net	3,109	3,628
Other liabilities	5,452	7,578
Total liabilities	1,274,053	883,562
STOCKHOLDERS’ EQUITY:
Common stock	8	8
Additional paid-in capital	1,936,293	1,979,021
Accumulated other comprehensive income (loss)	(15,374)	(12,244)
Retained earnings (accumulated deficit)	(652,191)	(624,053)
Total stockholders’ equity	1,268,736	1,342,732
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,542,789	$2,226,294

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share and per share data)

	Three Months Ended January 31,		Six Months Ended January 31,
	2025	2024	2025	2024
Revenue:
Subscription and support	$177,838	$131,642	$347,580	$259,269
License	63,694	71,083	101,064	105,108
Services	47,948	38,172	103,737	83,927
Total revenue	289,480	240,897	552,381	448,304
Cost of revenue(1):
Subscription and support	59,096	49,934	113,120	97,988
License	942	1,483	1,823	2,702
Services	50,290	47,074	99,894	92,916
Total cost of revenue	110,328	98,491	214,837	193,606
Gross profit:
Subscription and support	118,742	81,708	234,460	161,281
License	62,752	69,600	99,241	102,406
Services	(2,342)	(8,902)	3,843	(8,989)
Total gross profit	179,152	142,406	337,544	254,698
Operating expenses(1):
Research and development	70,268	65,458	139,148	127,927
Sales and marketing	55,452	49,181	106,930	93,762
General and administrative	41,709	40,177	84,463	79,200
Total operating expenses	167,429	154,816	330,541	300,889
Income (loss) from operations	11,723	(12,410)	7,003	(46,191)
Interest income	15,722	10,290	29,328	20,903
Interest expense	(4,183)	(1,692)	(6,245)	(3,375)
Other income (expense), net	(66,289)	10,776	(70,344)	(2,966)
Income (loss) before provision for (benefit from) income taxes	(43,027)	6,964	(40,258)	(31,629)
Provision for (benefit from) income taxes	(5,750)	(2,723)	(12,120)	(14,245)
Net income (loss)	$(37,277)	$9,687	$(28,138)	$(17,384)
Net income (loss) per share:
Basic	$(0.45)	$0.12	$(0.34)	$(0.21)
Diluted	$(0.45)	$0.12	$(0.34)	$(0.21)
Shares used in computing net income (loss) per share:
Basic	83,705,700	82,133,632	83,490,968	81,912,272
Diluted	83,705,700	83,305,080	83,490,968	81,912,272

(1)Amounts include stock-based compensation expense as follows:

	Three Months Ended January 31,		Six Months Ended January 31,
	2025	2024	2025	2024
Stock-based compensation expense:
Cost of subscription and support revenue	$3,773	$3,414	$6,913	$6,876
Cost of license revenue	36	53	72	148
Cost of services revenue	5,361	4,643	10,163	9,432
Research and development	10,469	10,138	20,293	20,124
Sales and marketing	10,880	8,190	20,568	15,919
General and administrative	10,429	9,989	20,999	20,025
Total stock-based compensation expense	$40,948	$36,427	$79,008	$72,524

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended January 31,		Six Months Ended January 31,
	2025	2024	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(37,277)	$9,687	$(28,138)	$(17,384)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	5,728	5,492	11,573	10,934
Amortization of debt issuance costs	1,179	432	1,724	862
Amortization of contract acquisition costs	4,732	4,681	9,871	8,745
Stock-based compensation	40,948	36,427	79,008	72,524
Changes to allowance for credit losses and revenue reserves	(167)	(322)	1,090	(194)
Deferred income tax	(6,204)	(4,170)	(14,159)	(17,390)
Amortization of premium (accretion of discount) on available-for-sale securities, net	(3,321)	(3,296)	(6,549)	(6,223)
Gain on sale of strategic investments	(3,671)	(1,758)	(3,671)	(1,758)
Changes in fair value of strategic investments	291	—	238	—
Loss on retirement of debt	53,265	—	53,565	—
Other non-cash items affecting net income (loss)	17	(17)	3	(46)
Changes in operating assets and liabilities:
Accounts receivable	(25,792)	(34,646)	12,817	22,547
Unbilled accounts receivable	14,795	18,352	(24,094)	1,102
Prepaid expenses and other assets	(5,554)	(5,971)	(11,845)	(12,531)
Operating lease assets	(1,149)	2,075	608	4,046
Accounts payable	(6,056)	4,770	10,150	(12,212)
Accrued employee compensation	9,667	14,919	(46,878)	(39,657)
Deferred revenue	40,585	24,137	(17,522)	(13,756)
Lease liabilities	1,534	(1,644)	(151)	(3,245)
Other liabilities	2,441	103	(3,954)	804
Net cash provided by (used in) operating activities	85,991	69,251	23,686	(2,832)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(218,093)	(154,607)	(429,742)	(314,846)
Maturities and sales of available-for-sale securities	163,215	130,030	303,111	267,416
Purchases of property and equipment	(790)	(2,992)	(1,633)	(3,990)
Capitalized software development costs	(2,923)	(2,366)	(7,156)	(6,058)
Acquisition of strategic investments	—	—	(772)	(250)
Sale of strategic investments	5,671	6,508	5,671	6,508
Net cash provided by (used in) investing activities	(52,920)	(23,427)	(130,521)	(51,220)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible senior notes, net of issuance costs	(910)	—	671,840	—
Payment for the retirement of convertible senior notes	(153,141)	—	(353,535)	—
Purchase of capped calls	—	—	(58,788)	—
Payment of revolving credit facility costs	(2,065)	—	(2,065)	—
Proceeds from issuance of common stock upon exercise of stock options	525	4	2,464	4
Net cash provided by (used in) financing activities	(155,591)	4	259,916	4
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(3,554)	2,742	(3,585)	(1,561)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(126,074)	48,570	149,496	(55,609)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—Beginning of period	824,754	302,611	549,184	406,790
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—End of period	$698,680	$351,181	$698,680	$351,181

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended January 31,		Six Months Ended January 31,
	2025	2024	2025	2024
Gross profit reconciliation:
GAAP gross profit	$179,152	$142,406	$337,544	$254,698
Non-GAAP adjustments:
Stock-based compensation	9,170	8,110	17,148	16,456
Amortization of intangibles	485	485	970	970
Non-GAAP gross profit	$188,807	$151,001	$355,662	$272,124

Income (loss) from operations reconciliation:
GAAP income (loss) from operations	$11,723	$(12,410)	$7,003	$(46,191)
Non-GAAP adjustments:
Stock-based compensation	40,948	36,427	79,008	72,524
Amortization of intangibles	1,278	1,367	2,645	2,734
Acquisition consideration holdback	—	299	—	685
Non-GAAP income (loss) from operations	$53,949	$25,683	$88,656	$29,752

Net income (loss) reconciliation:
GAAP net income (loss)	$(37,277)	$9,687	$(28,138)	$(17,384)
Non-GAAP adjustments:
Stock-based compensation	40,948	36,427	79,008	72,524
Amortization of intangibles	1,278	1,367	2,645	2,734
Acquisition consideration holdback	—	299	—	685
Amortization of debt issuance costs	1,179	432	1,724	862
Changes in fair value of strategic investments	291	—	238	—
Gain on sale of strategic investments	(3,671)	(1,758)	(3,671)	(1,758)
Retirement of debt (1)	53,265	—	53,565	—
Tax impact of non-GAAP adjustments	(12,084)	(7,327)	(24,751)	(18,820)
Non-GAAP net income (loss)	$43,929	$39,127	$80,620	$38,843

Tax provision (benefit) reconciliation:
GAAP tax provision (benefit)	$(5,750)	$(2,723)	$(12,120)	$(14,245)
Non-GAAP adjustments:
Stock-based compensation	5,160	3,839	10,735	7,218
Amortization of intangibles	161	144	361	272
Acquisition consideration holdback	—	32	—	68
Amortization of debt issuance costs	149	46	229	86
Changes in fair value of strategic investments	37	—	29	—
Gain on sale of strategic investments	(463)	(191)	(463)	(191)
Retirement of debt (1)	6,712	—	6,756	—
Tax impact of non-GAAP adjustments	328	3,457	7,104	11,367
Non-GAAP tax provision (benefit)	$6,334	$4,604	$12,631	$4,575

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands except share and per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended January 31,		Six Months Ended January 31,
	2025	2024	2025	2024
Net income (loss) per share reconciliation:
GAAP net income (loss) per share – diluted	$(0.45)	$0.12	$(0.34)	$(0.21)
Non-GAAP adjustments:
Stock-based compensation	0.49	0.44	0.95	0.88
Amortization of intangibles	0.02	0.02	0.03	0.04
Acquisition consideration holdback	—	—	—	—
Amortization of debt issuance costs	0.01	0.01	0.02	0.02
Changes in fair value of strategic investments	—	—	—	—
Gain on sale of strategic investments	(0.04)	(0.02)	(0.04)	(0.02)
Retirement of debt (1)	0.64	—	0.64	—
Tax impact of non-GAAP adjustments	(0.14)	(0.09)	(0.30)	(0.23)
Interest expense on convertible debt	—	0.01	—	—
Non-GAAP dilutive shares excluded from GAAP net income (loss) per share calculation	(0.02)	(0.03)	(0.02)	(0.01)
Non-GAAP net income (loss) per share – diluted	$0.51	$0.46	$0.94	$0.47

Shares used in computing non-GAAP net income (loss) per share amounts:
GAAP weighted average shares – diluted	83,705,700	83,305,080	83,490,968	81,912,272
Non-GAAP dilutive shares excluded from GAAP net income (loss) per share calculation	2,510,517	3,516,480	2,494,953	1,031,222
GAAP and pro forma weighted average shares — diluted	86,216,217	86,821,560	85,985,921	82,943,494
(1) During the six months ended January 31, 2025, the Company recorded a $53.6 million loss on retirement of debt in other income (expense) comprised of $53.3 million loss on extinguishment and $0.3 million loss on the induced conversion of a portion of its convertible senior notes due March 2025. Prior to the first quarter of fiscal year 2025, there were no transactions similar to the retirement of debt in any periods presented on the condensed consolidated statements of operations.
The following table summarizes our free cash flow for the periods indicated below:

	Three Months Ended January 31,		Six Months Ended January 31,
	2025	2024	2025	2024
Free cash flow:
Net cash provided by (used in) operating activities	$85,991	$69,251	$23,686	$(2,832)
Purchases of property and equipment	(790)	(2,992)	(1,633)	(3,990)
Capitalized software development costs	(2,923)	(2,366)	(7,156)	(6,058)
Free cash flow	$82,278	$63,893	$14,897	$(12,880)

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Outlook
The following table reconciles the specific items excluded from GAAP outlook in the calculation of non-GAAP outlook for the periods indicated below (in millions):
	Third Quarter Fiscal Year 2025			Fiscal Year 2025
Income (loss) from operations outlook reconciliation:
GAAP income (loss) from operations	$(4)	—	$2	$10	—	$20
Non-GAAP adjustments:
Stock-based compensation	39	—	39	160	—	160
Amortization of intangibles	1	—	1	5	—	5
Non-GAAP income (loss) from operations	$36	—	$42	$175	—	$185